Calculation of Filing Fee Tables
Table 1: Transaction Valuation
		Transaction Valuation	Fee Rate	Amount of Filing Fee
Fees to be Paid	1	$ 5,175,781,495.30	0.0001476	$ 763,945.35
Fees Previously Paid
	Total Transaction Valuation:	$ 5,175,781,495.30
	Total Fees Due for Filing:			$ 763,945.35
	Total Fees Previously Paid:			$ 0.00
	Total Fee Offsets:			$ 763,945.35
	Net Fee Due:			$ 0.00
Offering Note
[1]	(1) Solely for the purpose of calculating the filing fee, the underlying value of the transaction was calculated based on the sum of (a) the product of 14,666,024 issued and outstanding Enstar Ordinary Shares (including 2,035 issued and outstanding Enstar Ordinary Shares awarded subject solely to service-based vesting requirements and not performance-based vesting requirements) and the total per share price of $338; (b) the product of 168,626 Enstar Ordinary Shares underlying outstanding restricted share unit awards subject solely to service-based vesting requirements and not performance-based vesting requirements and the total per share price of $338; (c) the product of 257,232 Enstar Ordinary Shares underlying outstanding performance share unit awards subject to performance-based vesting requirements (assuming such awards vest at their maximum level) and the total per share price of $338; and (d) the product of 565,630 Enstar Ordinary Shares held subject to the JSOP and the difference between the total per share price of $338 and $205.89, in each case subject to any required withholding of taxes. (2) The amount of the filing fee, calculated in accordance with Exchange Act Rule 0-11(b)(1) and the Securities and Exchange Commission Fee Rate Advisory #1 for Fiscal Year 2024, was calculated by multiplying $5,175,781,495.30 by 0.00014760. (3) The Company previously paid $763,945.35 upon the filing of its Preliminary Proxy Statement on Schedule 14A on September 4, 2024 in connection with the transaction reported hereby.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	1		Schedule 14A	001-33289	09/04/2024		$ 763,945.35
Fee Offset Sources		Enstar Group LTD	Schedule 14A	001-33289		09/04/2024		$ 763,945.35
Explanation of the basis for claimed offset:
[1]	If claiming an offset from a Securities Act registration statement under Rule 457(b) or Rule 0-11(a)(2) provide a detailed explanation of the basis for the claimed offset.